News Release	BUSINESS WITHOUT BOUNDARIES

www.nortelnetworks.com

FOR IMMEDIATE RELEASE	November 13, 2003

For more information:

Investors: 888-901-7286 905-863-6049 investor@nortelnetworks.com	Media: Tina Warren 905-863-4702 tinawarr@nortelnetworks.com

Nortel Networks Announces Expected Timing for the Filing of its Third Quarter 2003 Form 10-Q

TORONTO — Nortel Networks* Corporation [NYSE/TSX: NT] today announced that it will notify the United States Securities and Exchange Commission (the “SEC”) that it plans to avail itself of a five day extension to the November 14, 2003 deadline for the filing of its Form 10-Q Report for the quarterly period ended September 30, 2003 (the “Third Quarter 2003 Form 10-Q”). When filed, Nortel Networks does not expect to report any material differences from the preliminary financial results for the third quarter of 2003 released on October 23, 2003.

On October 23, 2003, Nortel Networks announced its intention to restate its financial results for the years ended December 31, 2000, 2001 and 2002 and the quarterly periods ended March 31 and June 30, 2003 as a result of its previously announced comprehensive asset and liability review and other related reviews. The Company is working to finish the complex task of completing the restatements including the financial information to be included in the Third Quarter 2003 Form 10-Q.

The Company expects to file its Third Quarter 2003 Form 10-Q with the SEC no later than November 19, 2003 and its applicable financial statements for the third quarter of 2003 with Canadian regulatory authorities no later than November 28, 2003 (within the periods permitted for timely filings). The Company continues to expect to file the restated financial statements for the other relevant periods at the earliest possible time in the fourth quarter of 2003.

The financial results of Nortel Networks Limited (“NNL”), Nortel Networks Corporation’s principal operating subsidiary, are fully consolidated into Nortel Networks results. NNL’s financial statements will also be restated as a result of the comprehensive asset and liability review and other related reviews. NNL’s preferred shares are publicly traded in Canada. NNL will also notify the SEC of its plan to avail itself of a five day extension to the November 14, 2003 deadline for the filing of the Third Quarter 2003 Form 10-Q. NNL expects to make its filings with the SEC and the Canadian regulatory authorities at the same time as the Nortel Networks filings.

Nortel Networks is an industry leader and innovator focused on transforming how the world communicates and exchanges information. The company is supplying its service provider and enterprise customers with communications technology and infrastructure to enable value-added IP data, voice and multimedia services spanning Wireless Networks, Enterprise Networks, Wireline Networks, and Optical Networks. As a global company, Nortel Networks does business in more than 150 countries. This press release and more information about Nortel Networks can be found on the Web at www.nortelnetworks.com.

Certain information included in this press release is forward-looking and is subject to important risks and uncertainties. The results or events predicted in these statements may differ materially from actual results or events. Factors which could cause results or events to differ from current expectations include, among other things: the completion of the comprehensive review and the release of financial results and issuance of restated financial statements for 2000, 2001 and 2002 and the first and second quarters of 2003; the severity and duration of the industry adjustment and the continued reductions in spending by our customers; the sufficiency of our restructuring activities, including the potential for higher actual costs to be incurred in connection with restructuring actions compared to the estimated costs of such actions; fluctuations in operating results and general industry, economic and market conditions and growth rates; negative impacts on our gross margins; the ability to recruit and retain qualified employees; fluctuations in cash flow, the level of outstanding debt and our current debt ratings; the ability to meet the financial covenant in our credit facilities; the use of cash collateral to support our normal course business activities; the dependence on our subsidiaries for funding; the impact of our defined benefit plans and our deferred tax assets on our results of operations, cash flows and compliance with our financial covenant; the ability to integrate the operations and technologies of acquired businesses in an effective manner; the impact of rapid technological and market change; the impact of price and product competition; barriers to international growth and global economic conditions, particularly in emerging markets and including interest rate and currency exchange rate fluctuations; the impact of rationalization in the telecommunications industry; the dependence on new product development and our ability to predict market demand for particular products; the uncertainties of the Internet; the impact of the credit risks of our customers and the impact of customer financing and commitments; stock market volatility generally and as a result of acceleration of the settlement date or early settlement of our purchase contracts; the impact of the New York Stock Exchange minimum listing requirements and the proposed consolidation of our common shares; the impact of supply and outsourcing contracts that contain delivery and installation provisions, which, if not met, could result in the payment of substantial penalties or liquidated damages; the ability to obtain timely, adequate and reasonably priced component parts from suppliers and internal manufacturing capacity; the future success of our strategic alliances; and the adverse resolution of litigation and intellectual property disputes. For additional information with respect to certain of these and other factors, see the most recent Form 10-Q and Form 10-K filed by Nortel Networks with the United States Securities and Exchange Commission. Unless otherwise required by applicable securities laws, Nortel Networks disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

*Nortel Networks, the Nortel Networks logo, the Globemark and Business Without Boundaries are trademarks of Nortel Networks.

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